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                                                                    EXHIBIT 99.1

                 [FORM OF REGIONS FINANCIAL CORPORATION PROXY]

[REGIONS FINANCIAL CORP. LETTERHEAD]

  THE EQUISERVE VOTE BY TELEPHONE AND VOTE BY INTERNET SYSTEMS CAN BE ACCESSED 24-HOURS A DAY, SEVEN DAYS A WEEK UNTIL 11:59 P.M. THE DAY PRIOR TO THE MEETING.


                      ------------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


                                Vote-by-Internet
                        --------------------------------
                        Log on to the Internet and go to
                          http://www.eproxyvote.com/rf

                                       OR

                               Vote-by-Telephone
                        -------------------------------
                                 Call toll-free
                        1-877-PRX-VOTE (1-877-779-8683)


  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-------------------------------------------------------------------------------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4, AND
                              AGAINST PROPOSAL 5.

1. To adopt the Agreement and Plan of Merger, dated as of January 22, 2004, by and between Union Planters Corporation and Regions Financial Corporation and the transactions contemplated thereby, pursuant to which Union Planters and Regions will be merged with and into a newly formed holding company, New Regions Financial Corporation.

                    FOR            AGAINST            ABSTAIN
                    [ ]              [ ]                [ ]

2.  Election of Directors
    To elect the four nominees for director of Regions listed below:
    (01) Margaret H. Greene,          (03) Susan W. Matlock, and
    (02) Carl E. Jones, Jr.,         (04) John H. Watson

                             FOR              WITHHELD
                             [ ]                [ ]

[ ]
   ----------------------------------------------
   FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE

3. To ratify the appointment of Ernst & Young LLP as Regions' independent auditors for the year 2004.

                    FOR            AGAINST            ABSTAIN
                    [ ]              [ ]                [ ]

4. To adjourn the Regions annual meeting, if necessary or appropriate, to solicit additional proxies.

                    FOR            AGAINST            ABSTAIN
                    [ ]              [ ]                [ ]

5. Stockholder proposal regarding the required stockholder vote for election of directors.

                    FOR            AGAINST            ABSTAIN
                    [ ]              [ ]                [ ]

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.


Signature              Date:           Signature              Date:
         -------------      ----------         --------------      ----------


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                                 [REGIONS LOGO]


Dear Shareholder,

Shareholders of Regions Financial Corporation can take advantage of several services available through our transfer agent, EquiServe Trust Company, N.A. These services include:

DIRECTSERVICE INVESTMENT PROGRAM
--------------------------------

Shareholders may purchase or sell Regions common stock through the Program rather than with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing EquiServe to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others.

DIRECT DEPOSIT OF DIVIDENDS
---------------------------

Shareholders are encouraged to enroll in Direct Deposit (ACH Credit) and have their dividends deposited directly into their checking or savings accounts. Participation in this free service will enable shareholders to have access to their dividend payment sooner than if they received a check. Please telephone EquiServe at (800) 524-2879 to request enrollment materials.

INTERNET ACCOUNT ACCESS
-----------------------

Shareholders may access their accounts on-line at www.equiserve.com. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers and buy and sell shares.

TRANSFER AGENT CONTACT INFORMATION
----------------------------------

EquiServe Trust Company, N.A.           Telephone Inside the USA:               (800) 524-2879
P.O. Box 43069                          Telephone Outside the USA               (781) 575-2723
Providence, RI 02940-3069               TDD/TTY for Hearing Impaired:           (800) 952-9245

PROXY

                         REGIONS FINANCIAL CORPORATION
                                 P.O. Box 10247
                         Birmingham, Alabama 35202-0247

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Carl E. Jones, Jr., Richard D. Horsley, and Samuel E. Upchurch, Jr., and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation ("Regions") held of record by the undersigned on April 27, 2004, at the annual meeting of stockholders to be held June 8, 2004, or any adjournment thereof. This card also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Regions Financial Corporation Dividend Reinvestment Plan, 401(K) Plan and/or Directors Stock Investment Plan and held of record by the administrators and trustees of such Plans.

     Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the secretary of Regions at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Regions for receipt prior to the annual meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 3 AND 4, FOR THE NOMINEES LISTED IN ITEM 2, AND AGAINST
ITEM 5.